UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 3, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2014, the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company”) appointed Mr. Bradley A. Alford as an independent, non-shareholder related director to the Company. Mr. Alford has no existing arrangements or agreements with the Board or the Company. At this time, Mr. Alford has not been appointed to any committees of the Board. Mr. Alford will receive the same compensation as other non-shareholder related members of the Board.

Mr. Alford currently is a member of the board of Avery Dennison and is a member of its Compensation and Governance Committees. He has held these positions since 2010. Mr. Alford was most recently at Nestlé USA, a nutrition, health and wellness company, where he served as Chairman and Chief Executive Officer from 2006 to 2013. Prior to that, Mr. Alford was the Chief Executive Officer of Nestlé Brands (2003-2006), President, Confectionary & Snacks (2000-2003), Chairman and CEO, Nestlé Oceania (1998-2000), President, Food Services Division (1995-1998), Vice President, Nestlé Quality Initiative (1994-1995) and various Marketing, Management and Sales Positions with Nestlé (1980-1994). He received his Masters of Business Administration from Indiana University, Bloomington and his undergraduate degree from Miami University.

A copy of the Company’s press release announcing Mr. Alford’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Unified Grocers, Inc. on July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014	UNIFIED GROCERS, INC.

	By	/s/ Harry H. Demas
Harry H. Demas General Counsel and Secretary